SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
1934
                              (Amendment No. _______)
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Check the appropriate box:
[ ] Preliminary Proxy Statement              [ ] Confidential, for Use of the
                                                 Commission Only, (as
                                                 permitted by Rule 14a-
                                                 6(e) (2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                                 Gehl Company
                        --------------------------------
                 (Name of Registrant as Specified in its Charter)

   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[X] No fee required
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[ ] Fee paid previously with preliminary materials.
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    paid previously.  Identify the previous filing by registration statement
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

                                  GEHL COMPANY

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           To Be Held April 20, 2000


To the Shareholders of Gehl Company:

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Gehl Company will be held on Thursday, April 20, 2000, at 3:00 P.M., local time, at the Cedar Theatre, Cedar Lake Campus, 5595 Highway Z, West Bend, Wisconsin 53095, for the following purposes:

     1. To elect three directors to hold office until the annual meeting of shareholders in 2003 and until their successors are duly elected and qualified.

     2. To act upon a proposal to approve the Gehl Company 2000 Equity Incentive Plan.

     3. To consider and act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The close of business on February 18, 2000, has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof.

     A proxy for the meeting and a proxy statement are enclosed herewith.

     A map showing the location of the Cedar Theatre accompanies this notice and proxy statement.

                                   By Order of the Board of Directors

                                        GEHL  COMPANY


                                        Michael J. Mulcahy
                                        Secretary

West Bend, Wisconsin
March 6, 2000


YOUR VOTE IS IMPORTANT NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE. YOU ARE URGED TO DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON. IF YOU ATTEND THE ANNUAL MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO BY REVOKING YOUR PROXY AT ANY TIME PRIOR TO THE VOTING THEREOF.

                                  GEHL COMPANY
                                143 Water Street
                           West Bend, Wisconsin 53095

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                           To Be Held April 20, 2000

          This proxy statement is being furnished to shareholders by the Board of Directors (the "Board") of Gehl Company (the "Company") beginning on or about March 6, 2000, in connection with a solicitation of proxies by the Board for use at the Annual Meeting of Shareholders to be held on Thursday, April 20, 2000, at 3:00 P.M., local time, at the Cedar Theatre, Cedar Lake Campus, 5595 Highway Z, West Bend, Wisconsin 53095, and at all adjournments or postponements thereof (the "Annual Meeting"), for the purposes set forth in the attached Notice of Annual Meeting of Shareholders.

          Execution of a proxy given in response to this solicitation will not affect a shareholder's right to attend the Annual Meeting and to vote in person. Presence at the Annual Meeting of a shareholder who has signed a proxy does not in itself revoke a proxy. Any shareholder giving a proxy may revoke it at any time before it is voted by giving notice thereof to the Company in writing or in open meeting.

          A proxy, in the enclosed form, which is properly executed, duly returned to the Company and not revoked will be voted in accordance with the instructions contained therein. The shares represented by executed but unmarked proxies will be voted FOR the persons nominated for election as directors referred to herein, FOR the approval of the Gehl Company 2000 Equity Incentive Plan (the "2000 Plan"), and on such other business or matters which may properly come before the Annual Meeting in accordance with the best judgment of the persons named as proxies in the enclosed form of proxy. Other than the election of directors and the proposal to approve the 2000 Plan, the Board has no notice of any matters to be presented for action by the shareholders at the Annual Meeting.

          Only holders of record of the Company's Common Stock, $.10 par value per share (the "Common Stock"), at the close of business on February 18, 2000, are entitled to notice of and to vote at the Annual Meeting. On that date, the Company had outstanding and entitled to vote 5,580,434 shares of Common Stock, each of which is entitled to one vote per share.


                             ELECTION OF DIRECTORS


          The Company's By-laws provide that the directors shall be divided into three classes, with staggered terms of three years each. At the Annual Meeting, the shareholders will elect three directors to hold office until the annual meeting of shareholders in 2003 and until their successors are duly elected and qualified. Unless shareholders otherwise specify, the shares represented by the proxies received will be voted in favor of the election as directors of the three persons named as nominees herein. The Board has no reason to believe that any of the listed nominees will be unable or unwilling to serve as a director if elected. However, in the event that any one or more of the nominees should be unable to serve or for good cause will not serve, the shares represented by proxies received will be voted for other nominees selected by the Board.

          Directors are elected by a plurality of the votes cast (assuming a quorum is present). An abstention from voting will be tabulated as a vote withheld on the election and will be included in computing the number of shares present for purposes of determining the presence of a quorum, but will not be considered in determining whether each of the nominees has received a plurality of the votes cast at the Annual Meeting. A broker or nominee voting shares registered in its name, or in the name of its nominee, which are beneficially owned by another person and for which it has not received instructions as to voting from the beneficial owner, has the discretion to vote the beneficial owner's shares with respect to the election of directors.

          The following sets forth certain information, as of February 1, 2000, about each of the Board's nominees for election at the Annual Meeting and each director of the Company whose term will continue after the Annual Meeting.


Nominees for Election at the Annual Meeting

Terms expiring April, 2003

John T. Byrnes, 54, has served as Chairman and Chief Executive Officer of Mason Wells, Inc. (a Milwaukee, Wisconsin-based private equity investment firm) since May, 1998. Mr. Byrnes was President and a director of M&I Capital Markets Group from 1985 to 1998. Mr. Byrnes has served as a director of the Company since December, 1999. Mr. Byrnes is also a director for numerous private companies and the Medical College of Wisconsin Research Foundation (an organization providing guidance for technology transfers from Medical College of Wisconsin research facilities to private industry).

Richard J. Fotsch, 44, has served as Senior Vice President and General Manager of Briggs & Stratton Corporation (the world's largest manufacturer of air cooled gasoline engines for the outdoor power equipment industry) since 1999. Mr. Fotsch has served as a Senior Vice President since 1997 and has held management positions with various divisions of Briggs & Stratton Corporation from 1983 to 1997. Mr. Fotsch is a member of the Dean's Advisory Council for the College of Engineering of Marquette University. Mr. Fotsch is a new nominee for election as a director of the Company.

Dr. Hermann Viets, 57, has served as President and Chief Executive Officer of the Milwaukee School of Engineering (a university located in Milwaukee, Wisconsin focused primarily on engineering education) since 1991. Dr. Viets has served as a director of the Company since April, 1999. Dr. Viets is also a director of Astro Med, Inc. (an electronic equipment manufacturer), Milwaukee County Research Park Corp. (an organization responsible for the development of a high technology industrial park in western Milwaukee County) and Competitive Wisconsin, Inc. (an association of business, education and labor leaders promoting the State of Wisconsin) and is a member of the Greater Milwaukee Committee (an organization of civic leaders promoting the economic development and social improvement of the City of Milwaukee).

THE BOARD RECOMMENDS THE FOREGOING NOMINEES FOR ELECTION AS DIRECTORS AND URGES EACH SHAREHOLDER TO VOTE "FOR" ALL NOMINEES. SHARES OF COMMON STOCK REPRESENTED BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED "FOR" ALL NOMINEES.

Directors Continuing in Office

Terms expiring April, 2001

Fred M. Butler, 64, was President and Chief Executive Officer of The Manitowoc Company, Inc. (a manufacturer of cranes, commercial ice cube machines and ships) from 1990 until his retirement in 1998. Mr. Butler has served as a director of the Company since 1995.

William D. Gehl, 53, has served as Chairman since April, 1996 and as President and Chief Executive Officer of the Company since November, 1992. From January, 1990 until joining the Company, Mr. Gehl was Executive Vice President, Chief Operating Officer, General Counsel and Secretary of The Ziegler Companies, Inc. (a financial services holding company). Mr. Gehl held various management positions with The Ziegler Companies from 1978 to 1990. Mr. Gehl has served as a director of the Company since 1987. Mr. Gehl is also a director and past Chairman of the Board of the Equipment Manufacturers Institute (a Chicago-based trade association of agricultural and construction equipment manufacturers), a director of West Bend Savings Bank (a state financial institution), Wisconsin Manufacturers and Commerce (a business association promoting the improvement of the economic climate of the State of Wisconsin), The Associated Equipment Dealers Foundation (a national foundation promoting the education and training of equipment dealer personnel), Mason Wells, Inc. (a Milwaukee, Wisconsin-based private equity investment firm) and ASTEC Industries, Inc. (a manufacturer of road building related machinery). Mr. Gehl is a member of the Florida and Wisconsin Bar Associations.

John W. Splude, 54, has served as Chairman and Chief Executive Officer of HK Systems, Inc. (an integrator of material handling systems and a provider of supply chain software solutions) since October, 1993. Prior to joining HK Systems, Inc., Mr. Splude served as President of Harnischfeger Engineers, Inc., a wholly-owned subsidiary of Harnischfeger Industries, Inc. Mr. Splude has served as a director of the Company since 1995. Mr. Splude is also a member of the Material Handling Institute Board of Governors (a trade association of material handling equipment manufacturers), a director of Advance Separation and Process Systems, Inc. (a manufacturing and software company) and a Regent of the Milwaukee School of Engineering.


Terms expiring April, 2002

Nicholas C. Babson, 53, was Chairman of the Board and President from 1984 and Chairman and Chief Executive Officer from 1996 of Babson Bros. Co. (a global manufacturer and distributor of dairy equipment and consumable supplies) until his retirement in 1999. Mr. Babson has served as a director of the Company since April, 1999. Mr. Babson is also a director of Center Point Properties Trust (a real estate investment trust investing in industrial real estate primarily in the Chicago area), a trustee of the Farm Foundation (an association of agricultural educators, economists and business leaders) and a Regent of the University of the South.

Thomas J. Boldt, 47, has served as President of The Boldt Group, Inc. (a holding company with subsidiaries involved in general construction, program and construction management and real estate development) since 1988. Mr. Boldt held various management positions with various subsidiaries of The Boldt Group, Inc. from 1976 to 1988. Mr. Boldt has served as a director of the Company since 1996. Mr. Boldt is also a director of M&I Bank, Fox Valley (a national bank) and Wisconsin Manufacturers and Commerce (a business association promoting the improvement of the economic climate of the State of Wisconsin) and a Regent of St. Olaf College.

William P. Killian, 64, has served as Vice President, Corporate Development and Strategy, of Johnson Controls, Inc. (a global market leader in automotive systems and building controls) since 1987. Mr. Killian has served as a director of the Company since 1996. Mr. Killian is also a director and President Emeritus of the Association for Corporate Growth (a professional organization comprised of individuals interested in corporate growth and mergers and acquisitions), a director of Aqua-Chem, Inc. (a manufacturer of industrial boilers and water purification equipment), Interstate Battery Systems of America, Inc. (a distributor of automotive and industrial batteries), Twitchell Corp. (a manufacturer of plastic coated yarn and fabrics) and Premex, Inc. (a manufacturer of composite materials).

                               BOARD OF DIRECTORS

The Board has standing Audit, Compensation and Benefits, and Nominating Committees. The Audit Committee reviews the scope, timing and results of the audit of the Company's financial statements by the Company's independent auditors and reviews with the independent auditors management's policies and procedures with respect to auditing and accounting controls. The Audit Committee also reviews and evaluates the independence of the Company's independent auditors, approves services rendered by such auditors and recommends to the Board the engagement, continuation or discharge of the Company's independent auditors. Messrs. Babson, Boldt, and Splude (Chairman) are members of the Audit Committee. The Audit Committee held two meetings in 1999.

          The Compensation and Benefits Committee determines (subject to Board approval) compensation levels for the Company's executive officers, reviews management's recommendations as to the compensation to be paid to other key personnel and administers the Companys equity-based incentive compensation plans. The members of the Compensation and Benefits Committee, which held two meetings in 1999, are Messrs. Butler (Chairman), Killian and Splude and Arthur
W. Nesbitt. Mr. Nesbitt will retire as a director at the time of the Annual Meeting.

          The functions of the Nominating Committee include recommending those persons to be nominated by the Board for election as directors of the Company and recommending persons to fill vacancies on the Board. The members of the Nominating Committee, which held three meetings in 1999, are Messrs. Boldt, Gehl, Killian, Nesbitt (Chairman) and Viets. The Nominating Committee will consider nominees recommended by shareholders, but has no established procedures which must be followed to make a recommendation. The Company's By-laws set forth certain requirements for shareholders wishing to nominate director candidates for consideration by shareholders. With respect to an election of directors to be held at an annual meeting, a shareholder must, among other things, give written notice of an intent to make such a nomination to the Secretary of the Company in advance of the meeting in compliance with the terms and within the time period specified in the By-laws.

          Directors who are officers or employees of the Company receive no compensation as such for service as members of the Board or committees thereof. Non-employee directors receive an annual retainer fee of $10,000 ($3,000 of which is payable in Common Stock), plus a fee of $1,000 for each Board meeting and a fee of $750 ($1,000 for the committee chairman) for each committee meeting attended.

          In addition to the compensation described above, each of Messrs. Babson, Boldt, Butler, Killian, Nesbitt, Splude and Viets automatically received an option to purchase 2,000 shares of Common Stock at a per share exercise price of $17.50 on April 22, 1999 in accordance with the terms of the Gehl Company 1995 Stock Option Plan (the "1995 Plan"). Under the 1995 Plan, each non-employee director (if he continues to serve in such capacity) will, on the day after the annual meeting of shareholders in each year, automatically be granted an option to purchase 2,000 shares of Common Stock. Options granted to non-employee directors under the 1995 Plan have a per share exercise price equal to 100% of the market value of a share of Common Stock on the date of grant and become exercisable ratably over the three-year period following the date of grant, except that if the non-employee director ceases to be a director by reason of death, disability or retirement within three years after the date of grant or in the event of a "change of control of the Company" (as defined in the 1995 Plan) within three years after the date of grant, the option will become immediately exercisable in full. Options granted to non-employee directors terminate on the earlier of (a) ten years after the date of grant or (b) twelve months after the non-employee director ceases to be a director of the Company. In the event that the 2000 Plan is approved by shareholders at the Annual Meeting, no new options will be granted to the non-employee directors under the 1995 Plan. Such options will thereafter be granted under the 2000 Plan. See "Approval of the 2000 Plan."

          The Board held eight meetings in 1999. Each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings held by all committees of the Board on which he served during 1999.

                             PRINCIPAL SHAREHOLDERS
Management

          The following table sets forth certain information, as of February 29, 2000, regarding beneficial ownership of Common Stock by each director, nominee, each of the executive officers named in the Summary Compensation Table set forth below and all directors, nominees and executive officers as a group. Except as otherwise indicated in the footnotes, all of the persons listed below have sole voting and investment power over the shares of Common Stock identified as beneficially owned.

                                               Shares of         Percent
                                                 Common             of
           Name of Individual              Stock Beneficially     Class
           Or Number in Group                  Owned (1)

 William D. Gehl . . . . . . . . . . . .      191,563             3.4%
 Nicholas C. Babson  . . . . . . . . . .        1,833                *
 Thomas J. Boldt . . . . . . . . . . . .        6,447                *
 Fred M. Butler  . . . . . . . . . . . .        5,947                *
 John T. Byrnes  . . . . . . . . . . . .        5,014                *
 Richard J. Fotsch . . . . . . . . . . .            0  (2)           *
 William P. Killian  . . . . . . . . . .        6,447  (3)           *
 Arthur W. Nesbitt . . . . . . . . . . .        7,972  (4)           *
 John W. Splude  . . . . . . . . . . . .        5,747                *
 Hermann Viets . . . . . . . . . . . . .        2,833                *
 Malcolm F. Moore  . . . . . . . . . . .            0                *
 Kenneth P. Hahn . . . . . . . . . . . .       30,001                *
 Michael J. Mulcahy  . . . . . . . . . .       27,806                *
 Richard J. Semler . . . . . . . . . . .       22,667                *

 All directors, nominees and executive
 officers as group (14 persons)               314,277              5.4%

*  The amount shown is less than 1% of the outstanding shares.

(1) Includes shares subject to exercisable options as of February 29, 2000, and options exercisable within 60 days of such date, as follows: Mr. Gehl, 92,333 shares; Mr. Babson, 666 shares; Mr. Boldt, 4,665 shares;
     Mr. Butler, 2,765 shares; Mr. Killian, 4,665 shares; Mr. Nesbitt, 4,665 shares; Mr. Splude, 4,665 shares; Dr. Viets, 666 shares; Mr. Hahn, 28,333 shares; Mr. Mulcahy, 23,499 shares; Mr. Semler, 19,499 shares; and all directors, nominees and executive officers as a group, 186,421 shares.

(2)  Mr. Fotsch is a new nominee for election as a director of the Company.

(3) Includes shares held by the Killian Family Trust for which Mr. Killian serves as Trustee.

(4)  Mr. Nesbitt will retire as a director at the time of the Annual Meeting.

Other Beneficial Owners

          The following table sets forth certain information regarding beneficial ownership by the only other persons known to the Company to own more than 5% of the outstanding Common Stock. The beneficial ownership information set forth below has been reported in filings made by the beneficial owners with the Securities and Exchange Commission.


                                Amount and Nature of
                                Beneficial Ownership

                          Voting Power    Investment Power
 Name and Address                                                   Percent of
 of Beneficial Owner      Sole   Shared   Sole   Shared  Aggregate     Class

FMR Corp.                 -0-      -0-   639,000    -0-    639,000     11.5%
82 Devonshire Street
Boston, MA 02109  ..

Heartland Advisors, Inc. 172,000   -0-   460,000    -0-    460,000      8.2%
790 N. Milwaukee St.
Milwaukee, WI 53202 .

Dimensional Fund         394,224   -0-   394,224    -0-    394,224      7.1%
Advisors Inc.
1299 Ocean Avenue
Santa Monica, CA 90401


                             EXECUTIVE COMPENSATION

Summary Compensation Information

The following table sets forth certain information regarding compensation awarded to, earned by or paid to the Company's Chief Executive Officer and each of the four other executive officers of the Company whose salary and bonus in fiscal 1999 exceeded $100,000. The executive officers named in the table below are sometimes referred to herein as the "named executive officers."

                             SUMMARY COMPENSATION TABLE
                                 Annual         Long Term Compensation
                                Compensation
                                                   Awards    Payouts

Name and                                         Securities  LTIP      All
Principal                       Salary   Bonus   Underlying Payouts   Other
Position                 Year     ($)    ($)(a)    Options  ($)(b)  Compensation

William D. Gehl          1999   349,000  231,070    30,000   24,513 12,404 (c)
Chairman, President and  1998   300,000  166,450    25,000   20,320 10,391
Chief Executive Officer  1997   236,473  132,921    21,000   12,311  7,243



Malcolm F. Moore (d)     1999    91,346   51,578    25,000     ---   1,074 (e)
Executive Vice
President and
Chief Operating Officer

Kenneth P. Hahn          1999   125,620   48,463    10,000    6,050  6,204 (f)
Vice President of        1998   114,400   44,431     7,500    4,684  5,346
Finance, Treasurer       1997    96,796   38,154     5,000    1,810  3,195
and Chief
Financial Officer

Michael J. Mulcahy       1999   106,556   35,223     5,000    5,243  5,167 (g)
Vice President,          1998    98,800   32,891     5,000    4,614  4,968
Secretary and            1997    87,452   29,375     2,000    2,906  3,918
General Counsel

Richard J. Semler        1999    83,270   18,376     5,000    2,909  6,847 (h)
Vice President,          1998    76,055   16,879     5,000    2,695  6,501
Data Systems             1997    75,860   16,942     2,000    1,726  6,110


(a) The amounts shown in this column do not include bonus amounts in excess of target which are credited to a "bonus bank" maintained for each of the named executive officers. Such bonus amounts in the bonus bank for each of the named executive officers are scheduled to be paid out over time, but remain "at risk" and subject to loss pursuant to the Company's "Shareholder Value Added" plan.

(b) The amounts shown in this column include payments out of the "bonus bank" for each of the named executive officers paid pursuant to the Company's "Shareholder Value Added" plan.

(c) Includes for 1999 (i) $6,852 in life insurance premiums paid by the Company, (ii) $552 paid to Mr. Gehl for the purchase of long-term disability insurance and (iii) a matching contribution of $5,000 under the Gehl Savings Plan, a 401(k) Plan.

(d) Mr. Moore became Executive Vice President and Chief Operating Officer of the Company on August 16, 1999.

(e) Consists of for 1999 $1,074 in life insurance premiums paid by the Company.

(f) Includes for 1999 (i) $854 in life insurance premiums paid by the Company, (ii) $528 paid to Mr. Hahn for the purchase of long-term disability insurance and (iii) a matching contribution of $4,822 under the Gehl Savings Plan, a 401(k) Plan.

(g) Includes for 1999 (i) $855 in life insurance premiums paid by the Company, (ii) $562 paid to Mr. Mulcahy for the purchase of long-term disability insurance and (iii) a matching contribution of $3,750 under the Gehl Savings Plan, a 401(k) Plan.

(h) Includes for 1999 (i) $3,606 in life insurance premiums paid by the Company, (ii) $437 paid to Mr. Semler for the purchase of long-term disability insurance and (iii) a matching contribution of $2,804 under the Gehl Savings Plan, a 401(k) Plan.

Long - Term Incentive Plan -- Awards in Last Fiscal Year
          Bonus amounts in excess of a specified level for each of the named executive officers as well as other participants are credited to a "bonus bank" pursuant to the Company's "Shareholder Value Added" plan. The "bonus bank" is an "at risk" deferred account for each plan participant that is subject to loss pursuant to the terms of the plan. The maximum annual payout for any individual participant is one-third of the aggregate balance in his "bonus bank" account and is contingent on Company performance and the participant continuing to be employed by the Company. Set forth below under the heading "Maximum" is the amount credited to the "bonus bank" for each of the named executive officers during fiscal 1999. The amount under the heading "Threshold" reflects the fact that the amount credited to an individual's "bonus bank" account is subject to total loss.

Long Term Incentive Plan Awards in 1999 Fiscal Year

                           Estimated Future Payouts under the Plan
Name                       Threshold($)           Maximum ($)

William D. Gehl                 0                 42,140
Malcolm F. Moore                0                  9,406
Kenneth P. Hahn                 0                  8,838
Michael J. Mulcahy              0                  6,423
Richard J. Semler               0                  3,351

Stock Options

The Company has in effect equity-based incentive plans pursuant to which options to purchase Common Stock may be granted to key employees (including executive officers) of the Company and its subsidiaries. The following table presents certain information as to grants of stock options made during fiscal 1999 to each of the named executive officers.


                       Option Grants in 1999 Fiscal Year

                                                    Potential
                                                    Realizable Value
                                                    At Assumed Annual
                                                    Rates of Stock Price
                                                    Appreciation for
                   Individual Grants                Option Term(2)

                            Percent of
                              Total
                 Number of   Options
                 Securities  Granted to  Exercise             At 5%    At 10%
                 Underlying  Employees   or Base              Annual   Annual
                   Options   in Fiscal   Price    Expiration  Growth   Growth
                 Granted(1)   Year      ($/share)   Date       Rate    Rate

William D. Gehl     30,000    30%       $17.75    12/16/09  $334,800  $848,700
Malcolm F. Moore    25,000    24.2%     $22.50     8/14/09  $353,750  $896,500
Kenneth P. Hahn     10,000     9.7%     $17.75    12/16/09  $111,600  $282,900
Michael J. Mulcahy   5,000     4.8%     $17.75    12/16/09  $ 55,800  $141,450
Richard J. Semler    5,000     4.8%     $17.75    12/16/09  $ 55,800  $141,450
______________
(1) The options reflected in the table for each of the named executive officers (which are non-qualified options for purposes of the Internal Revenue Code) were granted under the 1995 Plan and vest ratably over the three-year period from the date of grant. Vesting of the options will be accelerated in the event of the optionee's death or disability or in the event of a change in control of the Company.

(2) This presentation is intended to disclose a potential value which would accrue to the optionee if the option were exercised the day before it would expire and if the per share value had appreciated at the compounded annual rate indicated in each column. The assumed rates of appreciation of 5% and 10% are prescribed by the rules of the Securities and Exchange Commission regarding disclosure of executive compensation. The assumed annual rates of appreciation are not intended to forecast possible future appreciation, if any, with respect to the price of the Common Stock.

          The following table sets forth information regarding the fiscal year-end value of unexercised options held by the named executive officers. No options were exercised by the named executive officers during 1999.

                       1999 Fiscal Year-End Option Values


                       Number of Securities           Value of Unexercised
                       Underlying Unexercised         In-the-Money Options
                      Options at Fiscal Year-End   at Fiscal Year-End ($)(1)

                    Exercisable  Unexercisable    Exercisable  Unexercisable
Name
William D. Gehl        92,333        53,667       698,332          74,168

Malcolm F. Moore            0        25,000             0               0

Kenneth P. Hahn        29,833        16,667       272,035          22,500

Michael J. Mulcahy     25,499         9,001       253,199          14,586

Richard J. Semler      21,499         9,001       213,541          14,586

(1) The dollar values are calculated by determining the difference between the fair market value of the underlying Common Stock and the exercise price of the options at fiscal year-end.

Retirement Plan

          The Company maintains a defined benefit pension plan (the "Retirement Plan") to provide retirement benefits to certain employees, including the named executive officers. The following table estimates various annual benefits payable at age 65 to participants with the years of service and average compensation levels set forth below:

      Final                Estimated Annual Benefits Payable at Age 65
      Annual                 For Indicated Years of Credited Service
      Average
   Compensation
                    5 Years  10 Years  15 Years  20 Years  25 Years  35+ Years
 $  75,000         $ 3,750  $  7,500   $11,250   $15,000   $18,750    $26,250
   100,000           5,000    10,000    15,000    20,000    25,000     35,000
   130,000           6,500    13,000    19,500    26,000    32,500     45,500
   160,000           8,000    16,000    24,000    32,000    40,000     56,000

          A participant may elect one of several single life or joint and survivor annuity payment options which provide monthly retirement benefits calculated on an actuarial basis. Benefits under the Retirement Plan are not reduced by a participant's Social Security benefits. The Retirement Plan provides for reduced early retirement and pre-retirement benefits.

          Compensation covered by the Retirement Plan for each of the named executive officers is such person's salary as shown in the Summary Compensation Table subject to a $160,000 maximum as provided in the Internal Revenue Code. The number of years of credited service as of December 31, 1999 that will be recognized for Messrs. Gehl, Moore, Hahn, Mulcahy and Semler is
7.2 years, .3 years, 11.7 years, 24.6 years, and 39.6 years, respectively.

Supplemental Retirement Benefit Agreements

          The Company has entered into a supplemental retirement benefit agreement under which Mr. Gehl will receive a monthly retirement benefit for fifteen years. Under the agreement, the monthly benefit to be received by Mr. Gehl is computed by multiplying the percentage by which benefits have vested by an amount equal to 50% of average monthly compensation computed by reference to the base salary and cash bonus earned for the highest five calendar years within the last ten completed calendar years of service preceding termination, less any amounts Mr. Gehl would be entitled to receive under the Retirement Plan or pursuant to Social Security. The agreement provides for a pre-retirement death benefit consisting of ten annual payments in the amount of 30% of the average annual compensation computed by reference to the five highest annual base salaries and cash bonuses earned within the last ten calendar years preceding the date of death. Benefits vest under the agreement at a rate of 10% per year for the first four years of service with the Company and are deemed to be fully vested after five years. In the event there is a "change of control" of the Company, as defined in the supplemental retirement benefit agreements, or in the event of the executive's disability, benefits become 100% vested. Mr. Gehl is fully vested under his agreement. The supplemental retirement benefit agreement also contains a covenant not to compete which covers Mr. Gehl for a two-year period following his termination of employment. Failure to comply with such provisions will result in a forfeiture of benefits under the agreement.

          The Company has also entered into supplemental retirement benefit agreements under which Messrs. Moore, Hahn, Mulcahy and Semler will receive a monthly retirement benefit for fifteen years. Under the agreements, the monthly benefit to be received by each of Messrs. Moore, Hahn, Mulcahy and Semler is computed by multiplying a vesting percentage by the product of (i) a monthly amount computed by reference to the highest base salaries and cash bonuses earned by Messrs. Moore, Hahn, Mulcahy and Semler during a consecutive five-year period and (ii) 20%. The supplemental retirement benefit agreements provide for a pre-retirement death benefit consisting of five annual payments in the amount of 30% of the average annual salary computed by reference to the highest base salaries and cash bonuses earned during a consecutive five-year period preceding the date of death. As of December 31, 1999, Mr. Moore had less than one year of credited service and Messrs. Hahn, Mulcahy and Semler were fully vested under their respective supplemental retirement benefit agreements. The supplemental retirement benefit agreements also contain a covenant not to compete which covers Messrs. Moore, Hahn, Mulcahy and Semler for a two-year period following termination of employment. Failure to comply with such provisions will result in a forfeiture of benefits under the agreements.

          Assuming full vesting, the estimated annual benefits payable to Messrs. Gehl, Hahn, Mulcahy and Semler under the supplemental retirement benefit agreements based upon their current compensation would be $311,105 (less any amounts Mr. Gehl would be entitled to receive under the Retirement Plan or pursuant to Social Security), $36,584, $29,640, and $20,999, respectively. Assuming full vesting and compensation equal to his annualized 1999 salary and bonus, the annual benefit payable to Mr. Moore under his supplemental retirement benefit agreement would be $86,590.

Employment Agreement

          The Company has an employment agreement with Mr. Gehl pursuant to which Mr. Gehl is to serve as the Chairman of the Board, President and Chief Executive Officer of the Company through December 31, 2001. During the term of his employment agreement, Mr. Gehl will be paid a minimum annual base salary of $350,000. The base salary paid to Mr. Gehl under his employment agreement will be reviewed at least annually by the Board or a committee thereof and may be increased or decreased at that time subject to the minimum base salary described above. Mr. Gehl's current base salary is $375,000.

          If, for any reason other than cause or Mr. Gehl's death or disability and other than in connection with a "change in control" of the Company (as defined in his agreement), the employment of Mr. Gehl is terminated before the term of employment has been completed, Mr. Gehl will be entitled to receive his base salary for one (1) full year from the date of termination as well as the opportunity to continue to participate in the Company's employee benefit plans for such period. Pursuant to his agreement, in the event of a change in control of the Company, the term of Mr. Gehl's employment will automatically be extended to a date which is two years after the change in control. In the event that during this two-year period the Company terminates Mr. Gehl's employment (other than for cause) or if Mr. Gehl terminates his employment for "good reason" (as defined in the employment agreement), including as a result of significant changes in his working conditions or status without his consent, Mr. Gehl will receive all accrued but unpaid benefits to the date of his termination plus a lump-sum termination payment equal to three times the sum of his current base salary and the highest bonus he earned during the preceding five years. Mr. Gehl's agreement also provides that he will receive family medical benefits for two years following his termination as well as immediate vesting of unvested stock options and other benefits. Mr. Gehl's employment agreement also provides the benefits described above in connection with certain terminations which are effected in anticipation of a change in control. The foregoing termination payment and other benefits may be reduced to the extent necessary to avoid an "excess parachute payment" under the Internal Revenue Code, but only if such reduction would result in a greater after-tax benefit to Mr. Gehl. Under the terms of his employment agreement, Mr. Gehl is also entitled to receive, among other benefits, an annual cash bonus and certain life insurance coverage. Under his employment agreement, Mr. Gehl is subject to a covenant not to compete following termination of his employment with the Company.

Severance Agreements

          The Company has in effect severance agreements with each of Messrs. Moore, Hahn, Mulcahy and Semler. Pursuant to the terms of their respective severance agreements, in the event of a "change in control" of the Company (as defined in the agreements), Messrs. Moore, Hahn, Mulcahy and Semler will be granted two-year employment terms with the Company and will be entitled to such base salaries, bonus opportunities and other benefits substantially equivalent to those to which they were entitled immediately prior to the change in control. In addition, upon the change in control, their unvested stock options will automatically vest and the amounts they have outstanding under their respective "bonus banks" under the "Shareholder Value Added" plan will become payable immediately. If, during the two-year employment period following a change in control, the Company terminates the executive officer's employment (other than for cause) or if the officer terminates his employment for "good reason" (as defined in the severance agreements), including as a result of significant changes in the executive officer's working conditions or status without his consent, the officer will receive all accrued but unpaid benefits to the date of termination plus a lump-sum termination payment equal to two times the sum of his current base salary as well as family medical benefits for two years. The severance agreements also provide that the benefits described above may be payable in connection with certain terminations which are effected in anticipation of a change in control. In addition, the severance agreements provide that if the executive officer's employment is involuntarily terminated by the Company other than for cause or upon the officer's death or disability and other than in connection with a change in control, the officer will be entitled to receive his base salary for one (1) full year from the date of termination as well as the opportunity to continue to participate in the Company's employee benefit plans for such period. The foregoing termination and other benefits may be reduced to the extent necessary to avoid an "excess parachute payment" under the Internal Revenue Code, but only if such reduction would result in a greater after-tax benefit to the executive officer.

Report on Executive Compensation

          This Report on Executive Compensation describes the policies employed generally by the Compensation and Benefits Committee for the development of the Company's executive compensation program and the application of these policies to executive compensation during fiscal 1999. The members of the Compensation and Benefits Committee during fiscal 1999 were Messrs. Butler (Chairman), Killian, Nesbitt and Splude.

Function of the Compensation and Benefits Committee:

          The Compensation and Benefits Committee is responsible for the various aspects of the Company's compensation program for its executive officers. The Committee develops the compensation program for the Company's executive officers, including the award of stock options under the Company's stock option plans. Final approval of the Company's executive compensation package as recommended by the Compensation and Benefits Committee (other than the grant of options under the Company's stock option plans, which grants are at the sole discretion of the Committee) is the responsibility of the Board. During fiscal 1999, the Board adopted the recommendations of the Compensation and Benefits Committee without material modification.

Executive Compensation and Stock Option Policies:

          The basic policy of the Compensation and Benefits Committee is to provide a competitive compensation program for executive officers sufficient to attract and retain those executive officers considered crucial to the attainment of the Company's long-term strategic goals, including the enhancement of shareholder value. The compensation package for executive officers consists of base salary, opportunities for cash bonuses and equity-based awards, including stock options, and participation in other employee benefits plans offered by the Company.

          In determining salary levels for executive officers of the Company, the Compensation and Benefits Committee takes into consideration each individual's level of expertise and experience and his performance in his particular area of responsibility during the past fiscal year as well as the overall financial performance of the Company. In fixing salary levels, the Committee also considers data regarding salaries paid by companies similarly situated to the Company. Consistent with prior years, and although compensation data from outside sources were reviewed by the Committee, the Committee did not formally engage an outside compensation consultant in connection with establishing salary levels for the Company's executive officers for fiscal 1999.

          In addition to base salaries, the Company's compensation package includes an opportunity for key employees (including the executive officers) to earn cash bonuses. The Company has in effect a program for its officers and other key managers that awards incentive compensation based upon a calculation of "Shareholder Value Added" or SVA. The Company's SVA plan emphasizes economic value creation which occurs when a business generates a financial return that exceeds the total cost of capital employed. Specifically, the Company's plan defines SVA as the difference between (a) net operating profit after tax and (b) the charge for capital employed in the business. The Company's SVA plan is designed to reward those executive officers and key managers who use Company assets most productively, reduce costs, and create efficiencies throughout the Company's organization. Under the Company's SVA plan, target bonuses calculated as a percent of salary are fixed by the Compensation and Benefits Committee. Awards paid to participants serving in an identified "value center" (e.g., a specific manufacturing facility) under the SVA plan are based 30% (as a minimum) on total Company performance with the remainder of the award based on the performance of the respective value center(s). Awards to participants with corporate responsibilities (including the Company's Chief Executive Officer) are based entirely on Company performance. Target SVA levels were initially established by the Compensation and Benefits Committee at the time the SVA plan was adopted and adjust automatically on an annual basis by a predetermined improvement factor. The Company's plan also incorporates a "bonus bank" into which bonuses in excess of a target bonus level are credited. Such bonus amounts are thereafter scheduled to be paid out over time, but remain "at risk" and subject to loss depending on future Company and value center performance as determined under the SVA plan. Bonuses paid to the named executive officers for 1999 performance under the SVA plan are reflected in the "Bonus" column of the Summary Compensation Table. Bonus amounts paid which relate to previously "banked" bonus amounts under the SVA plan are reflected in the "LTIP Payouts" column of the Summary Compensation Table.

          To provide an additional performance incentive for its executive officers and other key management personnel, the Company makes equity-based awards, comprised of awards of stock options. The Company currently has in effect stock option plans under which awards of stock options may be made to the executive officers and other key employees. In the event that the 2000 Plan is approved by shareholders at the Annual Meeting, the Committee will have additional flexibility to grant awards tied to the value of the Common Stock to key employees of the Company. See "Approval of the 2000 Plan." The general purpose of Company's current stock option plans is consistent with the basic policy of the Company's executive compensation program which is designed to promote the achievement of the long-range strategic goals of the Company and to enhance shareholder value. Stock options granted by the Company have a per share exercise price of 100% of the fair market value of a share of Common Stock on the date of grant and, accordingly, the value of the option will be dependent on the future market value of the Common Stock. Stock options awarded by the Company generally vest over a three-year period. Consideration is given to the financial performance of the Company in determining whether in the first instance to grant stock options and in determining the size of any stock option award. In addition, consideration is given to the level of responsibility of the individual executive officer within the Company, the performance of such officer in his area of responsibility and the officer's salary grade in recommending the size of stock option awards. Although these factors are considered, no specific weight is assigned to one factor as compared to the others in making an option grant determination. Options relating to an aggregate of 75,000 shares of Common Stock (including an option grant for 30,000 shares made to the Company's Chief Executive Officer) were awarded to the executive officers in 1999.

          In addition to base salary, cash bonus opportunity and the potential for equity-based awards, all executive officers of the Company are eligible to participate in the various employee benefit plans offered to employees of the Company. The Company's policy with respect to these plans (including the Company's retirement plan, savings plan and life insurance program) is to provide competitive benefits to its employees, including executive officers, to encourage their continued service with the Company and to attract qualified individuals for available Company positions.

CEO Compensation:

          During fiscal 1999, Mr. Gehl, the Company's Chief Executive Officer, was paid a salary at an annual rate of $350,000. In December 1999, Mr. Gehl's annual base salary was increased to $375,000 effective January 1, 2000. Mr. Gehl is party to an employment agreement with the Company described under the heading "Executive Compensation-Employment Agreement." Pursuant to Mr. Gehl's employment agreement, his base salary is subject to review on at least an annual basis and may be increased or decreased as determined to be appropriate, provided that Mr. Gehl's annual base salary may not be decreased below $350,000. In fixing the base salary for Mr. Gehl for fiscal 1999, the Compensation and Benefits Committee considered the qualifications and experience Mr. Gehl brings to the Company and the Company's performance during his tenure with the Company as Chief Executive Officer, and also reviewed salaries paid by comparable companies. The Compensation and Benefits Committee noted that during Mr. Gehl's tenure as Chief Executive Officer (which began in November 1992) the Company's performance has improved significantly from a net loss of $17.9 million for the year ended December 31, 1992 to net income of $15.3 million and $20.2 million for the years ended December 31, 1998 and 1999, respectively. The Committee also noted the significant improvement in shareholder value with the Company's shareholders' equity increasing from $40.4 million at December 31, 1992 to $94.1 million and $97.4 million at December 31, 1998 and 1999, respectively. The Compensation and Benefits Committee believes that Mr. Gehl's base salary is within the average range for salaries paid to chief executive officers of companies similarly situated to the Company. For fiscal 1999 performance, Mr. Gehl also received a cash bonus of $231,070 and a bonus bank" payment of $42,140 pursuant to the terms of the Company's SVA plan as described above. In addition, based on the factors described above, Mr. Gehl received on December 17, 1999 an option to purchase 30,000 shares of Common Stock at an exercise price of $17.75 per share.

Deductibility of Executive Compensation:

          Under Section 162(m) of the Internal Revenue Code, a tax deduction by certain corporate taxpayers, such as the Company, is limited with respect to the compensation of specified executive officers unless such compensation is based upon performance objectives meeting certain regulatory criteria or is otherwise excluded from the limitation. The Compensation and Benefits Committee intends to qualify compensation paid to the Company's executive officers for deductibility by the Company under Section 162(m).

COMPENSATION AND BENEFITS COMMITTEE

Fred M. Butler (Chairman)
William P. Killian
Arthur W. Nesbitt
John W. Splude


PERFORMANCE INFORMATION
          The following graph compares the cumulative total return (change in stock price plus reinvested dividends) during the last five years of the Common Stock with the Standard & Poor's 500 Composite Index and the Standard & Poor's Machinery-Diversified Index. The graph assumes $100 was invested on December 31, 1994 in each of the three alternatives.

         Comparison of Five Year Cumulative Market Performance
 Among S&P 500 Index, S&P Machinery-Diversified Index, and the Company
  (Assumes $100 invested December 31, 1994 with dividends reinvested)

                                    <graph>


                  December   December  December  December  December  December
                  31, 1994   31, 1995  31, 1996  31, 1997  31, 1998  31, 1999
S&P
Composite 500     $100.00    $134.11   $161.29   $211.30   $266.38   $323.97

S&P
Machinery-
Diversified       $100.00    $120.74   $147.55   $191.94   $165.65   $210.12

Gehl              $100.00    $114.08   $174.00   $336.00   $246.00   $288.00

          Although the companies included in the S & P Machinery-Diversified Index generally have a larger market capitalization than the Company, such companies are believed to provide the closest peer group representation with respect to the industries served by the Company (agricultural implements and light construction equipment).

                           APPROVAL OF THE 2000 PLAN

General

          The purpose of the 2000 Plan is to promote the best interests of the Company and its shareholders by providing key employees of the Company and its affiliates, and members of the Board who are not employees of the Company or its affiliates, with an opportunity to acquire a proprietary interest in the Company. The 2000 Plan is intended to promote continuity of management and to provide increased incentive and personal interest in the welfare of the Company by those key employees who are primarily responsible for shaping and carrying out the long-range plans of the Company and securing the Company's continued growth and financial success. In addition, by encouraging stock ownership by directors who are not employees of the Company or its affiliates, the Company seeks to attract and retain on the Board persons of exceptional competence and to provide a further incentive to serve as a director of the Company.

          The Company currently has in effect the 1995 Plan (the "1995 Plan"). As of December 31, 1999, 453,122 shares of Common Stock were subject to outstanding options and 11,000 shares remained available for the granting of additional options under the 1995 Plan. To the extent outstanding options under the 1995 Plan expire unexercised, are cancelled or are terminated, the shares subject thereto will be available for the granting of additional options thereunder. In addition, although no new options may be granted thereunder, the Company has in effect the 1987 Stock Option Plan (the "1987 Plan"). As of December 31, 1999, 154,512 options remained outstanding under the 1987 Plan. To allow for additional stock option awards as well as awards of stock appreciation rights ("SARs"), restricted stock and performance shares to be made by the Company, the 2000 Plan was adopted by the Board on February 25, 2000. The 2000 Plan became effective on that date subject to shareholder approval at the Annual Meeting.

          The following summary description of the 2000 Plan is qualified in its entirety by reference to the full text of such Plan which is attached to this Proxy Statement as Appendix A.

Administration and Eligibility

          The 2000 Plan is to be administered by a committee of the Board (the "Committee") consisting of no less than two directors who are "non-employee directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and who are "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code. In the event that the Committee is not appointed, the functions of the Committee will be exercised by those members of the Board who qualify as "non-employee directors" under Rule 16b-3 and as "outside directors" within the meaning of
Section 162(m). The Compensation and Benefits Committee has been designated as the initial administrator of the 2000 Plan. Among other functions, the Committee has the authority to establish rules for the administration of the 2000 Plan; to select the key employees of the Company and its affiliates to whom awards will be granted; to determine the types of awards to be granted to key employees and the number of shares covered by such awards; and to set the terms and conditions of such awards. The Committee may also determine whether the payment of any proceeds of any award shall or may be deferred by a key employee participating in the 2000 Plan. Under the 2000 Plan to the extent permitted by applicable law, the Committee may delegate to one or more executive officers of the Company any or all of the authority and responsibility of the Committee in connection with the 2000 Plan, other than with respect to those persons who file reports under Section 16 of the Exchange Act (e.g., executive officers and directors of the Company). Subject to the express terms of the 2000 Plan, determinations and interpretations with respect thereto will be in the sole discretion of the Committee, whose determinations and interpretations will be binding on all parties.

          Any key employee of the Company or any affiliate, including any executive officer or employee-director of the Company, is eligible to be granted awards by the Committee under the 2000 Plan. In addition to key employees, each non-employee director of the Company is automatically entitled, as described below, to receive option grants under the 2000 Plan. Approximately 70 persons are currently eligible to participate in the 2000 Plan. The number of eligible participants may increase over time based upon future growth of the Company.

Awards Under the 2000 Plan; Available Shares

          The 2000 Plan authorizes the granting to key employees of: (a) stock options, which may be either incentive stock options meeting the requirements of Section 422 of the Internal Revenue Code ("ISOs") or non-qualified stock options; (b) SARs; (c) restricted stock; and (d) performance shares. The 2000 Plan also provides for the automatic grant of non-qualified options to non-employee directors of the Company. The 2000 Plan provides that up to a total of 600,000 shares of Common Stock (subject to adjustment as described below) will be available for the granting of awards thereunder.

          If any shares subject to awards granted under the 2000 Plan, or to which any award relates, are forfeited or if an award otherwise terminates, expires or is cancelled prior to the delivery of all of the shares or other consideration issuable or payable pursuant to the award, such shares will be available for the granting of new awards under the 2000 Plan. Any shares delivered pursuant to an award may be either authorized and unissued shares of Common Stock or treasury shares held by the Company.

Terms of Awards

          Option Awards to Key Employees. Options granted under the 2000 Plan to key employees may be either ISOs or non-qualified stock options. No individual key employee may be granted, during any calendar year, options to purchase in excess of 100,000 shares of Common Stock under the 2000 Plan (subject to adjustment as described below).

          The exercise price per share of Common Stock subject to options granted to key employees under the 2000 Plan will be determined by the Committee, provided that the exercise price may not be less than 100% of the fair market value of a share of Common Stock on the date of grant. The 2000 Plan specifically prohibits the "repricing" of options where new options with lower exercise prices are substituted for previously granted options. The term of any option granted to a key employee under the 2000 Plan will be as determined by the Committee, provided that the term of an option may not exceed ten years from the date of its grant. Options granted to key employees under the 2000 Plan will become exercisable in such manner and within such period or periods and in such installments or otherwise as determined by the Committee. Options may be exercised by payment in full of the exercise price, either (at the discretion of the Committee) in cash or in whole or in part by tendering shares of Common Stock or other consideration (including a promissory note of the participant) having a fair market value on the date of exercise equal to the option exercise price. All ISOs granted under the 2000 Plan will also be required to comply with all other terms of Section 422 of the Internal Revenue Code.

          Option Awards to Non-Employee Directors. The 2000 Plan provides that each non-employee director (if he or she continues to serve in such capacity) will, on the day after the annual meeting of shareholders in each year, automatically be granted an option to purchase 2,000 shares of Common Stock (subject to adjustment as described below). The options granted to non-employee directors under the 2000 Plan become exercisable ratably over the three-year period following the date of the grant. However, if a non-employee director ceases to be a director of the Company by reason of death, disability or retirement within three years after the date of grant or in the event of a change of control of the Company (as defined in the 2000 Plan) within three years after the date of grant, the option shall become immediately exercisable in full. Non-employee directors will be entitled to receive the automatic grants under the 2000 Plan as described above only for so long as the 2000 Plan remains in effect and a sufficient number of shares are available for the granting of such options thereunder. In the event the 2000 Plan is approved by shareholders at the Annual Meeting, no additional options will be granted to the non-employee directors under the 1995 Plan.

          The option price per share of any option granted to a non-employee director must be 100% of the "market value" of a share of Common Stock on the date of grant of such option. The "market value" of a share on the date of grant to the non-employee director will be the last sale price per share for the Common Stock on the Nasdaq Stock Market on the trading day next preceding such grant date or, if no trading occurred on the trading date next preceding the date on which the non-qualified stock option is granted, then the "market value" per share shall be determined with reference to the next preceding date on which the shares were traded.

          Options granted to non-employee directors will terminate on the earlier of (a) ten years after the date of grant or (b) twelve months after the non-employee director ceases to be a director of the Company. Options granted to non-employee directors may be exercised under the 2000 Plan by payment in full of the exercise price, either in cash or in whole or in part by tendering previously acquired shares of Common Stock having a market value on the date of exercise equal to the option exercise price.

          The Committee has no discretion to alter the provisions governing options granted to non-employee directors.

          SARs. An SAR granted under the 2000 Plan will confer on the key employee holder a right to receive, upon exercise thereof, the excess of (a) the fair market value of one share of Common Stock on the date of exercise over (b) the grant price of the SAR as specified by the Committee. The grant price of an SAR under the 2000 Plan may not be less than 100% of the fair market value of a share of Common Stock on the date of grant. The grant price, term, methods of exercise, methods of settlement (including whether the holder of an SAR will be paid in cash, shares of Common Stock or other consideration), and any other terms and conditions of any SAR granted under the 2000 Plan are determined by the Committee at the time of grant. Pursuant to the terms of the 2000 Plan, no individual key employee may be granted, during any calendar year, SARs thereunder with respect to in excess of 100,000 shares of Common Stock (subject to adjustment as described below).

          Restricted Stock. Shares of restricted Common Stock granted to key employees under the 2000 Plan will be subject to such restrictions as the Committee may impose, including any limitation on the right to vote such shares or receive dividends thereon. The restrictions imposed on the shares may lapse separately or in combination at such time or times, or in such installments or otherwise, as the Committee may deem appropriate. Except as determined by the Committee with respect to a number of shares not exceeding 10% of the shares authorized for issuance under the 2000 Plan, the applicable restriction period for restricted Common Stock will be at least three years, subject to earlier vesting at the Committee's discretion in the event of the participant's death, disability or retirement or in the event of a change of control of the Company.

          The 2000 Plan limits the total number of shares of restricted stock that may be awarded thereunder to 200,000 shares. In addition, no individual key employee may be granted, during any calendar year, in excess of 75,000 shares of restricted stock under the 2000 Plan. The foregoing numerical limitations on the issuance of shares of restricted stock are subject to adjustment as described below.

          Performance Shares. The 2000 Plan also provides for the granting of performance shares to key employees. The Committee will determine and/or select the applicable performance period, the performance goal or goals (and the performance level or levels related thereto) to be achieved during any performance period, the proportion of payments, if any, to be made for performance between the minimum and full performance levels for any performance goal and, if applicable, the relative percentage weighting given to each of the selected performance goals, the restrictions applicable to shares of restricted stock received upon payment of performance shares if payment is made in such manner, and any other terms, conditions and rights relating to the grant of performance shares. Under the terms of the 2000 Plan, the Committee may select from various performance goals, including return on equity, return on investment, return on net assets, shareholder value added, earnings from operations, pre-tax profits, net earnings, net earnings per share, working capital as a percent of net sales, net cash provided by operating activities, market price for the Common Stock and total shareholder return. In conjunction with selecting the applicable performance goal or goals, the Committee will also fix the relevant performance level or levels (e.g., a 15% return on equity) which must be achieved with respect to the goal or goals in order for the performance shares to be earned by the key employee. The performance goals selected by the Committee under the 2000 Plan may, to the extent applicable, relate to a specific division or subsidiary of the Company or apply on a Company-wide basis.

          Following completion of the applicable performance period, payment on performance shares granted to and earned by key employees will be made in shares of Common Stock (which, at the discretion of the Committee, may be shares of restricted stock) equal to the number of performance shares payable. The Committee may provide that, during a performance period, key employees will be paid cash amounts with respect to each performance share granted to such key employees equal to the cash dividend paid on a share of Common Stock. Pursuant to the terms of the 2000 Plan, no key employee may receive, during any calendar year, more than 75,000 performance shares thereunder (subject to adjustment as described below).

Adjustments

          If any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase shares of Common Stock or other securities of the Company, or other similar corporate transaction or event affects the shares of Common Stock so that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2000 Plan, then the Committee will generally have the authority to, in such manner as it deems equitable, adjust (a) the number and type of shares subject to the 2000 Plan and which thereafter may be made the subject of awards, (b) the number and type of shares subject to outstanding awards, and (c) the grant, purchase or exercise price with respect to any award, or may make provision for a cash payment to the holder of an outstanding award.

Limits on Transferability

          Except as otherwise provided by the Committee, no award granted under the 2000 Plan (other than an award of restricted stock on which the restrictions have lapsed) may be assigned, sold, transferred or encumbered by any participant, otherwise than by will, by designation of a beneficiary, or by the laws of descent and distribution. Except as otherwise provided by the Committee, each award will be exercisable during the participant's lifetime only by such participant or, if permissible under applicable law, by the participant's guardian or legal representative.

Amendment and Termination

          The Board may amend, suspend or terminate the 2000 Plan at any time, except that no such action may adversely affect any award granted and then outstanding thereunder without the approval of the respective participant. The 2000 Plan further provides that shareholder approval of any amendment thereto must also be obtained: (a) if such amendment (i) increases the number of shares with respect to which awards may be made under the 2000 Plan (other than increases resulting from the adjustments described above), (ii) expands the class of persons eligible to participate under the 2000 Plan, or (iii) otherwise increases in any material respect the benefits payable under the 2000 Plan; or (b) if otherwise required by (i) the Internal Revenue Code or any rules promulgated thereunder (in order to allow for ISOs to be granted thereunder) or (ii) the quotation or listing requirements of the exchange or market on which the Common Stock is then traded (in order to maintain the trading of the Common Stock on such exchange or market).

Withholding

          Not later than the date as of which an amount first becomes includible in the gross income of a key employee for federal income tax purposes with respect to any award under the 2000 Plan, the key employee will be required to pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount.
Unless otherwise determined by the Committee, withholding obligations arising with respect to awards under the 2000 Plan may be settled with shares of Common Stock (other than shares of restricted stock), including shares of Common Stock that are part of, or are received upon exercise of, the award that gives rise to the withholding requirement. The obligations of the Company under the 2000 Plan are conditional on such payment or arrangements, and the Company and any affiliate will, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the key employee. The Committee may establish such procedures as it deems appropriate for the settling of withholding obligations with shares of Common Stock.

Certain Federal Income Tax Consequences

          Stock Options. The grant of a stock option under the 2000 Plan creates no income tax consequences to the key employee or the non-employee director or the Company. A key employee or a non-employee director who is granted a non-qualified stock option will generally recognize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the Common Stock at such time over the exercise price. The Company will be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the key employee or the non-employee director. A subsequent disposition of the Common Stock will give rise to capital gain or loss to the extent the amount realized from the sale differs from the tax basis, i.e., the fair market value of the Common Stock on the date of exercise. This capital gain or loss will be a long-term capital gain or loss if the Common Stock has been held for more than one year from the date of exercise.

           In general, a key employee will recognize no income or gain as a result of exercise of an ISO (except that the alternative minimum tax may apply). Except as described below, any gain or loss realized by the key employee on the disposition of the Common Stock acquired pursuant to the exercise of an ISO will be treated as a long-term capital gain or loss and no deduction will be allowed to the Company. If the key employee fails to hold the shares of Common Stock acquired pursuant to the exercise of an ISO for at least two years from the date of grant of the ISO and one year from the date of exercise, the key employee will recognize ordinary income at the time of the disposition equal to the lesser of (a) the gain realized on the disposition or (b) the excess of the fair market value of the shares of Common Stock on the date of exercise over the exercise price. The Company will be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the key employee. Any additional gain realized by the key employee over the fair market value at the time of exercise will be treated as a capital gain. This capital gain will be a long-term capital gain if the Common Stock has been held for more than one year from the date of exercise.

           Stock Appreciation Rights. The grant of an SAR will create no income tax consequences for the key employee or the Company. Upon exercise of an SAR, the key employee will recognize ordinary income equal to the amount of any cash and the fair market value of any shares of Common Stock or other property received, except that if the key employee receives an option or shares of restricted stock upon exercise of an SAR, recognition of income may be deferred in accordance with the rules applicable to such other awards. The Company will be entitled to a deduction in the same amount and at the same time as income is recognized by the key employee.

          Restricted Stock. A key employee will not recognize income at the time an award of restricted stock is made under the 2000 Plan, unless the election described below is made. A key employee who has not made such an election will recognize ordinary income at the time the restrictions on the stock lapse in an amount equal to the fair market value of the restricted stock at such time reduced by any amount paid for the restricted stock. The Company will generally be entitled to a corresponding deduction in the same amount and at the same time as the key employee recognizes income.
Any otherwise taxable disposition of the restricted stock after the time the restrictions lapse will generally result in capital gain or loss (long-term or short-term depending upon the length of time the restricted stock is held after the time the restrictions lapse). Dividends paid in cash and received by a participant prior to the time the restrictions lapse will constitute ordinary income to the participant in the year paid. The Company will be entitled to a corresponding deduction for such dividends. Any dividends paid in stock will be treated as an award of additional restricted stock subject to the tax treatment described herein.

          A key employee may, within 30 days after the date of the award of restricted stock, elect to recognize ordinary income as of the date of the award in an amount equal to the fair market value of such restricted stock on the date of the award reduced by any amount paid for the restricted stock.
The Company will be entitled to a corresponding deduction in the same amount and at the same time as the key employee recognizes income. If the election is made, any cash dividends received with respect to the restricted stock will be treated as dividend income to the key employee in the year of payment and will not be deductible by the Company. Any otherwise taxable disposition of the restricted stock (other than by forfeiture) will result in capital gain or loss (long-term or short-term depending on the holding period). If the key employee who has made an election subsequently forfeits the restricted stock, the key employee will not be entitled to deduct any loss. In addition, the Company would then be required to include as ordinary income the amount of the deduction it originally claimed with respect to such shares.

          Performance Shares. The grant of performance shares will create no income tax consequences for the key employee or the Company. Upon the receipt of shares of Common Stock at the end of the applicable performance period, the key employee will recognize ordinary income equal to the fair market value of the shares of Common Stock received, except that if the key employee receives shares of restricted stock in payment of performance shares, recognition of income may be deferred in accordance with the rules applicable to such restricted stock. In addition, the key employee will recognize ordinary income equal to the dividend equivalents paid on performance shares prior to or at the end of the performance period. The Company will be entitled to a deduction in the same amount and at the same time as income is recognized by the key employee.

New Plan Benefits

          Other than the automatic grant of stock options to non-employee directors, the Company cannot currently determine the number of awards or the type of awards that may be granted to eligible participants under the 2000 Plan in the future. Such determinations will be made from time to time by the Committee.

          On February 25, 2000, the last sale price per share of the Common Stock on the Nasdaq Stock Market was $17.94.

Vote Required

          The affirmative vote of the holders of a majority of the shares of Common Stock represented and voted at the Annual Meeting (assuming a quorum is present) is required to approve the 2000 Plan. Any shares not voted at the Annual Meeting (whether as a result of broker non-votes, abstentions or otherwise) with respect to the 2000 Plan will have no impact on the vote.


          THE BOARD RECOMMENDS A VOTE "FOR" THE 2000 PLAN. SHARES OF COMMON STOCK REPRESENTED AT THE ANNUAL MEETING BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED "FOR" THE 2000 PLAN.

                                 MISCELLANEOUS

Independent Auditors

The Board has appointed PricewaterhouseCoopers LLP as the Company's independent auditors for 2000. PricewaterhouseCoopers LLP acted as the independent auditors for the Company for the year ended December 31, 1999. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire. Such representatives are also expected to be available to respond to appropriate questions.

Shareholder Proposals

          Proposals of shareholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended ("Rule 14a-8"), that are intended to be presented at the 2001 annual meeting of shareholders must be received by the Company no later than November 6, 2000 to be included in the Company's proxy materials for that meeting. Further, a shareholder who otherwise intends to present business at the 2001 annual meeting must comply with the requirements set forth in the Company's By-laws. Among other things, to bring business before an annual meeting, a shareholder must give written notice thereof, complying with the By-laws, to the Secretary of the Company not less than 60 days and not more than 90 days prior to the last Thursday in the month of April, provided that the date of the annual meeting is not advanced by more than 30 days or delayed by more than 60 days from the last Thursday in the month of April. The 2001 annual meeting of shareholders is tentatively scheduled to be held on April 26, 2001. Under the By-laws, if the Company does not receive notice of a shareholder proposal submitted otherwise than pursuant to Rule 14a-8 (i.e., a proposal a shareholder intends to present at the 2001 annual meeting of shareholders but does not intend to have included in the Company's proxy materials) on or prior to February 25, 2001 (assuming an April 26, 2001 meeting date), then the notice will be considered untimely and the Company will not be required to present such proposal at the 2001 annual meeting. If the Board nonetheless chooses to present such proposal at the 2001 annual meeting, then the persons named in proxies solicited by the Board for the 2001 annual meeting may exercise discretionary voting power with respect to such proposal.

Other Matters

          The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokers and other nominees for their expenses in communicating with the persons for whom they hold Common Stock. The Company expects to solicit proxies primarily by mail. Proxies may also be solicited personally and by telephone by certain officers and regular employees of the Company.

          The Company will provide without charge a copy of its Annual Report on Form 10-K (including financial statements and financial schedules, but not including exhibits thereto), as filed with the Securities and Exchange Commission, to each person who is a record or beneficial holder of Common Stock as of the record date for the Annual Meeting. A written request for a Form 10-K should be addressed to Gehl Company, Attention: Secretary, 143 Water Street, West Bend, Wisconsin 53095.

                              By Order of the Board of Directors
                              GEHL COMPANY


                              Michael J. Mulcahy
                              Secretary

March 6, 2000

                                   APPENDIX A
                                  GEHL COMPANY
                           2000 EQUITY INCENTIVE PLAN

Section 1.Purpose

The purpose of the Gehl Company 2000 Equity Incentive Plan (the "Plan") is to promote the best interests of Gehl Company (together with any successor thereto, the "Company") and its shareholders by providing key employees of the Company and its Affiliates (as defined below) and members of the Company's Board of Directors who are not employees of the Company or its Affiliates with an opportunity to acquire a proprietary interest in the Company. It is intended that the Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company by those key employees who are primarily responsible for shaping and carrying out the long-range plans of the Company and securing the Company's continued growth and financial success. In addition, by encouraging stock ownership by directors who are not employees of the Company or its Affiliates, the Company seeks to attract and retain on its Board of Directors persons of exceptional competence and to provide a further incentive to serve as a director of the Company.

Section 2.     Definitions

     As used in the Plan, the following terms shall have the respective meanings set forth below:

     (a) "Affiliate" shall mean any entity that, directly or through one or more intermediaries, is controlled by, controls, or is under common control with, the Company.

     (b) "Award" shall mean any Option, Stock Appreciation Right, Restricted Stock or Performance Share granted under the Plan.

     (c) "Award Agreement" shall mean any written agreement, contract, or other instrument or document evidencing any Award under the Plan.

     (d) "Change of Control of the Company" shall mean any one of the following events: (i) securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding voting securities are acquired pursuant to a tender offer or exchange offer; (ii) the shareholders of the Company approve a merger or consolidation of the Company with any other Person as a result of which less than 50% of the outstanding voting securities of the surviving or resulting Person would be owned by the former shareholders of the Company (other than a shareholder who is an Affiliate of any party to such consolidation or merger); (iii) the shareholders of the Company approve the sale of substantially all of the Company's assets to a Person which is not a wholly-owned subsidiary of the Company; (iv) any person becomes a beneficial owner (as such term is defined in Rule 13d-3 of the Exchange Act (or any successor provision thereto)), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities the effect of which (as determined by the Board of Directors of the Company) is to take over control of the Company; or (v) during any period of two consecutive years, individuals who, at the beginning of such period, constituted the Board of Directors of the Company cease, for any reason, to constitute at least a majority thereof, unless the election or nomination for election of each new director was approved by the vote of at least two-thirds of the directors of the Company then in office who were directors of the Company at the beginning of the period.

     (e) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     (f) "Commission" shall mean the United States Securities and Exchange Commission or any successor agency.

     (g) "Committee" shall mean a committee of the Board of Directors of the Company designated by such Board to administer the Plan and comprised of not less than two directors, each of whom is a "non-employee director" within the meaning of Rule 16b-3 and each of whom is an "outside director" within the meaning of Section 162(m)(4)(C) of the Code (or any successor provision thereto).

     (h) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

     (i) "Excluded Items" shall mean any items which the Committee determines shall be excluded in fixing Performance Goals, such as any gains or losses from discontinued operations, any extraordinary gains or losses and the effects of accounting changes.

     (j) "Fair Market Value" shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

     (k)  "Incentive Stock Option" shall mean an option granted under
Section 6(a) of the Plan that is intended to meet the requirements of
Section 422 of the Code (or any successor provision thereto).

     (l) "Key Employee" shall mean any officer or other key employee of the Company or of any Affiliate who is responsible for or contributes to the management, growth or profitability of the business of the Company or any Affiliate as determined by the Committee.

     (m) "Non-Employee Director" shall mean any member of the Company's Board of Directors who is not an employee of the Company or of any Affiliate.

     (n)  "Non-Qualified Stock Option" shall mean an option granted under
Section 6(a) of the Plan that is not intended to be an Incentive Stock Option and shall mean any option granted to a Non-Employee Director under Section 6(b) of the Plan.

     (o) "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

     (p) "Participating Key Employee" shall mean a Key Employee designated to be granted an Award under the Plan.

     (q) "Performance Goals" shall mean the following (in all cases after excluding the impact of applicable Excluded Items):

          (i) Return on equity for the Performance Period for the Company on a consolidated basis.

          (ii) Return on investment for the Performance Period (aa) for the Company on a consolidated basis, (bb) for any one or more Affiliates or divisions of the Company and/or (cc) for any other business unit or units of the Company as defined by the Committee at the time of selection.

          (iii) Return on net assets for the Performance Period (aa) for the Company on a consolidated basis, (bb) for any one or more Affiliates or divisions of the Company and/or (cc) for any other business unit or units of the Company as defined by the Committee at the time of selection.

          (iv) Shareholder value added (as defined by the Committee at the time of selection) for the Performance Period (aa) for the Company on a consolidated basis, (bb) for any one or more Affiliates or divisions of the Company and/or (cc) for any other business unit or units of the Company as defined by the Committee at the time of selection.

          (v) Earnings from operations for the Performance Period (aa) for the Company on a consolidated basis, (bb) for any one or more Affiliates or divisions of the Company and/or (cc) for any other business unit or units of the Company as defined by the Committee at the time of selection.

          (vi) Pre-tax profits for the Performance Period (aa) for the Company on a consolidated basis, (bb) for any one or more Affiliates or divisions of the Company and/or (cc) for any other business unit or units of the Company as defined by the Committee at the time of selection.

          (vii) Net earnings for the Performance Period (aa) for the Company on a consolidated basis, (bb) for any one or more Affiliates or divisions of the Company and/or (cc) for any other business unit or units of the Company as defined by the Committee at the time of selection.

          (viii) Net earnings per Share for the Performance Period for the Company on a consolidated basis.

          (ix) Working capital as a percent of net sales for the Performance Period (aa) for the Company on a consolidated basis, (bb) for any one or more Affiliates or divisions of the Company and/or (cc) for any other business unit or units of the Company as defined by the Committee at the time of selection.

          (x) Net cash provided by operating activities for the Performance Period (aa) for the Company on a consolidated basis, (bb) for any one or more Affiliates or divisions of the Company and/or (cc) for any other business unit or units of the Company as defined by the Committee at the time of selection.

          (xi) Market price per Share for the Performance Period.

          (xii) Total shareholder return for the Performance Period for the Company on a consolidated basis.

     (r) "Performance Period" shall mean, in relation to Performance Shares, any period for which a Performance Goal or Goals have been established; provided, however, that such period shall not be less than one year.

     (s) "Performance Share" shall mean any right granted under Section 6(e) of the Plan that will be paid out as a Share (which, in specified circumstances, may be a Share of Restricted Stock).

     (t) "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.

     (u) "Released Securities" shall mean Shares of Restricted Stock with respect to which all applicable restrictions have expired, lapsed, or been waived.

      (v) "Restricted Securities" shall mean Awards of Restricted Stock or other Awards under which issued and outstanding Shares are held subject to certain restrictions.

      (w) "Restricted Stock" shall mean any Share granted under Section 6(d) of the Plan or, in specified circumstances, a Share paid in connection with a Performance Share under Section 6(e) of the Plan.

      (x) "Rule 16b-3" shall mean Rule 16b-3 as promulgated by the Commission under the Exchange Act, or any successor rule or regulation thereto.

      (y) "Shares" shall mean shares of common stock of the Company, $.10 par value, and such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(b) of the Plan.

      (z)  "Stock Appreciation Right" shall mean any right granted under
Section 6(c) of the Plan.

 Section 3.  Administration

         The Plan shall be administered by the Committee; provided, however, that if at any time the Committee shall not be in existence, the functions of the Committee as specified in the Plan shall be exercised by a committee consisting of those members of the Board of Directors of the Company who qualify as "non-employee directors" under Rule 16b-3 and as "outside directors" under Section 162(m)(4)(C) of the Code (or any successor provision thereto). To the extent permitted by applicable law, the Committee may delegate to one or more executive officers of the Company any or all of the authority and responsibility of the Committee with respect to the Plan, other than with respect to Persons who are subject to Section 16 of the Exchange Act. To the extent the Committee has so delegated to one or more executive officers the authority and responsibility of the Committee, all references to the Committee herein shall include such officer or officers. Subject to the terms of the Plan and without limitation by reason of enumeration, the Committee shall have full power and authority to: (i) designate Participating Key Employees; (ii) determine the type or types of Awards to be granted to each Participating Key Employee under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards granted to Participating Key Employees; (iv) determine the terms and conditions of any Award granted to a Participating Key Employee; (v) determine whether, to what extent, and under what circumstances Awards granted to Participating Key Employees may be settled or exercised in cash, Shares, other securities, other Awards, or other property, and the method or methods by which Awards may be settled, exercised, cancelled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other Awards, and other amounts payable with respect to an Award granted to Participating Key Employees under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee;
(vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan (including, without limitation, any Award Agreement); (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participating Key Employee, any Non-Employee Director, any holder or beneficiary of any Award, any shareholder, and any employee of the Company or of any Affiliate. Notwithstanding the foregoing, Awards to Non-Employee Directors under the Plan shall be automatic and the amount and terms of such Awards shall be determined as provided in Section 6(b) of the Plan.

Section 4.     Shares Available for Award

     (a)  Shares Available.  Subject to adjustment as provided in Section
4(b):

          (i) Number of Shares Available. The number of Shares with respect to which Awards may be granted under the Plan shall be 600,000. If, after the effective date of the Plan, any Shares covered by an Award granted under the Plan, or to which any Award relates, are forfeited or if an Award otherwise terminates, expires or is cancelled prior to the delivery of all of the Shares or of other consideration issuable or payable pursuant to such Award, then the number of Shares counted against the number of Shares available under the Plan in connection with the grant of such Award, to the extent of any such forfeiture, termination, expiration or cancellation, shall again be available for granting of additional Awards under the Plan.

          (ii) Limitations on Awards to Individual Participants. During any one calendar year, no Participating Key Employee shall be granted Awards under the Plan that could result in such Participating Key Employee receiving Options for more than 100,000 Shares, Stock Appreciation Rights with respect to more than 100,000 Shares, more than 75,000 Shares of Restricted Stock and/or more than 75,000 Performance Shares. Such number of Shares as specified in the preceding sentence shall be subject to adjustment in accordance with the terms of Section 4(b) hereof. In all cases, determinations under this Section 4(a)(ii) shall be made in a manner that is consistent with the exemption for performance-based compensation provided by
Section 162(m) of the Code (or any successor provision thereto) and any regulations promulgated thereunder.

          (iii) Accounting for Awards. The number of Shares covered by an Award under the Plan, or to which such Award relates, shall be counted on the date of grant of such Award against the number of Shares available for granting Awards under the Plan.

          (iv) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

     (b) Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee may, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares subject to the Plan and which thereafter may be made the subject of Awards under the Plan, (ii) the number and type of Shares subject to outstanding Awards, and (iii) the grant, purchase, or exercise price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, in each case, that with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b) of the Code (or any successor provision thereto); and provided further that the number of Shares subject to any Award payable or denominated in Shares shall always be a whole number. Notwithstanding the foregoing, Non-Qualified Stock Options subject to grant or previously granted to Non-Employee Directors under Section 6(b) of the Plan at the time of any event described in the preceding sentence shall be subject to only such adjustments as shall be necessary to maintain the relative proportionate interest represented thereby immediately prior to any such event and to preserve, without exceeding, the value of such Options.

Section 5.     Eligibility

     Any Key Employee, including any executive officer or employee-director of the Company or of any Affiliate, shall be eligible to be designated a Participating Key Employee. All Non-Employee Directors shall receive Awards of Non-Qualified Stock Options as provided in Section 6(b).

Section 6.     Awards

     (a) Option Awards to Key Employees. The Committee is hereby authorized to grant Options to Key Employees with the terms and conditions as set forth below and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine; provided, however, that no Option shall be granted in connection with the cancellation of a previously granted Option under the Plan if the exercise price of the later granted Option is less than the exercise price of the earlier granted Option.

          (i) Exercise Price. The exercise price per Share of an Option granted pursuant to this Section 6(a) shall be determined by the Committee; provided, however, that such exercise price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option.

          (ii) Option Term. The term of each Option shall be fixed by the Committee; provided, however, that in no event shall the term of any Option exceed a period of ten years from the date of its grant.

          (iii) Exercisability and Method of Exercise. An Option shall become exercisable in such manner (including, without limitation, accelerated exercisability in the event of Change of Control of the Company) and within such period or periods and in such installments or otherwise as shall be determined by the Committee. Unless the Committee shall otherwise determine on or prior to the date of grant of an Option, such Option may be exercised, in whole or in part, from and after the date it was granted in accordance with the following schedule:

                                  Cumulative Percentage of Shares Subject
                                  to Option Which May be Purchased (which
 Elapsed Period of Time           number of Shares shall be rounded
 After Date Option is Granted     down to the nearest whole number)

 Less than One (1) Year           0%
 One (1) Year                     33-1/3%
 Two (2) Years                    66-2/3%
 Three (3) Years                  100%

The Committee also shall determine the method or methods by which, and the form or forms, including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which payment of the exercise price with respect to any Option may be made or deemed to have been made. At the sole discretion of the Committee, the payment of the exercise price with respect to any Option may be in the form of a promissory note issued to the Company by a Participating Key Employee on such terms and conditions as the Committee determines.

          (iv) Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code (or any successor provision thereto) and any regulations promulgated thereunder. Notwithstanding any provision in the Plan to the contrary, no Incentive Stock Option may be granted hereunder after the tenth anniversary of the adoption of the Plan by the Board of Directors of the Company.

     (b)  Non-Qualified Stock Option Awards to Non-Employee Directors.

          (i) Eligibility. Each Non-Employee Director shall automatically be granted Non-Qualified Stock Options under the Plan in the manner set forth in this Section 6(b). A Non-Employee Director may hold more than one Non-Qualified Stock Option.

          (ii) Annual Option Grants to Non-Employee Directors. Each Non-Employee Director (if he or she continues to serve in such capacity) shall, on the day following the annual meeting of shareholders in each year during the time the Plan is in effect, automatically be granted a Non-Qualified Stock Option to purchase 2,000 Shares (which number of Shares shall be subject to adjustment in the manner provided in Section 4(b) hereof).

          (iii) Grant Limitation.  Notwithstanding the provisions of
Section 6(b)(ii) hereof, Non-Qualified Stock Options shall be automatically granted to Non-Employee Directors under the Plan only for so long as the Plan remains in effect and a sufficient number of Shares are available hereunder for the granting of such Options.

          (iv) Exercise Price. The exercise price per Share for a Non-Qualified Stock Option granted to a Non-Employee Director under the Plan shall be equal to 100% of the "market value" of a Share on the date of grant of such Option. The "market value" of a Share on the date of grant to the Non-Employee Director shall be the last sale price per Share for the Shares on The Nasdaq Stock Market on the trading date next preceding such grant date; provided, however, that if the principal market for the Shares is then a national securities exchange, the "market value" shall be the closing price per Share for the Shares on the principal securities exchange on which the Shares are traded on the trading date next preceding the date of grant, or, in either case above, if no trading occurred on the trading date next preceding the date on which the Non-Qualified Stock Option is granted, then the "market price" per Share shall be determined with reference to the next preceding date on which the Shares were traded.

          (v) Exercisability of Options. Non-Qualified Stock Options granted to Non-Employee Directors under the Plan shall become exercisable in accordance with the following schedule:

                                  Cumulative Percentage of Shares
                                  Subject To Option Which May be Purchased
 Elapsed Period of Time           (which number of Shares shall be rounded
 After Date Option is Granted     down to the nearest whole number)

 Less than One (1) Year           0%
 One (1) Year                     33-1/3%
 Two (2) Years                    66-2/3%
 Three (3) Years                  100%

Notwithstanding the foregoing schedule, if a Non-Employee Director ceases to be a director of the Company by reason of death, disability or retirement within three (3) years after the date of grant or in the event of a Change of Control of the Company within three (3) years after the date of grant, the Option shall become immediately exercisable in full.

          (vi) Termination of Options. Non-Qualified Stock Options granted to Non-Employee Directors shall terminate on the earlier of:

               (A) ten years after the date of grant; or

               (B) twelve months after the Non-Employee Director ceases to be a director of the Company for any reason, including as a result of the Non-Employee Director's death, disability or retirement.

          (vii) Exercise of Options. A Non-Qualified Stock Option granted to a Non-Employee Director may be exercised, subject to its terms and conditions and the terms and conditions of the Plan, in full at any time or in part from time to time by delivery to the Secretary of the Company at the Company's principal office in West Bend, Wisconsin, of a written notice of exercise specifying the number of shares with respect to which the Option is being exercised. Any notice of exercise shall be accompanied by full payment of the exercise price of the Shares being purchased (x) in cash or its equivalent; (y) by tendering previously acquired Shares (valued at their "market value" as determined in accordance with Section 6(b)(iv) as of the date of exercise); or (z) by any combination of the means of payment set forth in subparagraphs (x) and (y). For purposes of subparagraphs (y) and (z) above, the term "previously acquired Shares" shall only include Shares owned by the Non-Employee Director at least six months prior to the exercise of the Option for which payment is being made and shall not include Shares which are being acquired pursuant to the exercise of said Option. No shares will be issued until full payment therefor has been made.

     (c) Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Key Employees. Non-Employee Directors are not eligible to be granted Stock Appreciation Rights under the Plan. Subject to the terms of the Plan and any applicable Award Agreement, a Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. Subject to the terms of the Plan, the grant price, term, methods of exercise, methods of settlement (including whether the Participating Key Employee will be paid in cash, Shares, other securities, other Awards, or other property, or any combination thereof), and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

     (d)  Restricted Stock Awards.

          (i) Issuance. The Committee is hereby authorized to grant Awards of Restricted Stock to Key Employees; provided, however, that the aggregate number of Shares of Restricted Stock granted under the Plan to all Participating Key Employees as a group shall not exceed 200,000 (such number of Shares subject to adjustment in accordance with the terms of Section 4(b) hereof). Non-Employee Directors are not eligible to be granted Restricted Stock under the Plan.

          (ii) Restrictions. Shares of Restricted Stock granted to Participating Key Employees shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate; provided, however, that, except as determined by the Committee with respect to a number of Shares not exceeding 10% of the Shares authorized for issuance under the Plan, the applicable period of restriction for any Shares of Restricted Stock granted hereunder shall not be less than three (3) years, subject to earlier vesting at the discretion of the Committee in the event of death, disability or retirement of a Participating Key Employee or in the event of a Change of Control of the Company.

          (iii) Registration. Any Restricted Stock granted under the Plan to a Participating Key Employee may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of Restricted Stock granted under the Plan to a Participating Key Employee, such certificate shall be registered in the name of the Participating Key Employee and shall bear an appropriate legend (as determined by the Committee) referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

          (iv) Payment of Restricted Stock. At the end of the applicable restriction period relating to Restricted Stock granted to a Participating Key Employee, one or more stock certificates for the appropriate number of Shares, free of restrictions imposed under the Plan, shall be delivered to the Participating Key Employee, or, if the Participating Key Employee received stock certificates representing the Restricted Stock at the time of grant, the legends placed on such certificates shall be removed.

          (v) Forfeiture. Shares of Restricted Stock that do not vest pursuant to their terms will be forfeited by the Participating Key Employee to whom such Shares were granted.

     (e)  Performance Shares.

          (i) Issuance. The Committee is hereby authorized to grant Awards of Performance Shares to Participating Key Employees. Non-Employee Directors are not eligible to be granted Performance Shares under the Plan.

          (ii) Performance Goals and Other Terms. The Committee shall determine the Performance Period, the Performance Goal or Goals (and the performance level or levels related thereto) to be achieved during any Performance Period, the proportion of payments, if any, to be made for performance between the minimum and full performance levels for any Performance Goal and, if applicable, the relative percentage weighting given to each of the selected Performance Goals, the restrictions applicable to Shares of Restricted Stock received upon payment of Performance Shares if Performance Shares are paid in such manner, and any other terms, conditions and rights relating to a grant of Performance Shares. The Committee shall have sole discretion to alter the selected Performance Goals set forth in
Section 2(q), subject to shareholder approval, to the extent required to qualify the Award for the performance-based exemption provided by Section 162(m) of the Code (or any successor provision thereto). Notwithstanding the foregoing, in the event the Committee determines it is advisable to grant Performance Shares which do not qualify for the performance-based exemption under Section 162(m) of the Code (or any successor provision thereto), the Committee may make such grants without satisfying the requirements thereof.

          (iii) Rights and Benefits During the Performance Period. The Committee may provide that, during a Performance Period, a Participating Key Employee shall be paid cash amounts, with respect to each Performance Share held by such Participating Key Employee, in the same manner, at the same time, and in the same amount paid, as a cash dividend on a Share. Participating Key Employees shall have no voting rights with respect to Performance Shares held by them during the applicable Performance Period.

          (iv) Payment of Performance Shares. As soon as is reasonably practicable following the end of the applicable Performance Period, and subject to the Committee certifying in writing as to the satisfaction of the requisite Performance Goal or Goals if such certification is required in order to qualify the Award for the performance-based exemption provided by Section 162(m) of the Code (or any successor provision thereto), one or more certificates representing the number of Shares equal to the number of Performance Shares payable shall be registered in the name of and delivered to the Participating Key Employee; provided, however, that any Shares of Restricted Stock payable in connection with Performance Shares shall, pending the expiration, lapse, or waiver of the applicable restrictions, be evidenced in the manner as set forth in Section 6(d)(iii) hereof.

     (f)  General.

          (i) No Consideration for Awards. Awards shall be granted to Participating Key Employees without the requirement of cash consideration unless otherwise determined by the Committee. Awards of Non-Qualified Stock Options granted to Non-Employee Directors under Section 6(b) of the Plan shall be granted for no cash consideration unless otherwise required by law.

          (ii) Award Agreements. Each Award granted under the Plan shall be evidenced by an Award Agreement in such form (consistent with the terms of the Plan) as shall have been approved by the Committee.

          (iii) Awards May Be Granted Separately or Together. Awards to Participating Key Employees under the Plan may be granted either alone or in addition to, in tandem with, or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

          (iv) Forms of Payment Under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise, or payment of an Award to a Participating Key Employee may be made in such form or forms as the Committee shall determine, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of interest on installment or deferred payments.

          (v) Limits on Transfer of Awards. Except as otherwise provided by the Committee, no Award (other than Released Securities), and no right under any such Award, shall be assignable, alienable, salable, or transferable by a Participating Key Employee or a Non-Employee Director otherwise than by will or by the laws of descent and distribution (or, in the case of an Award of Restricted Securities, to the Company); provided, however, that a Participating Key Employee at the discretion of the Committee may, and a Non-Employee Director shall, be entitled, in the manner established by the Committee, to designate a beneficiary or beneficiaries to exercise his or her rights, and to receive any property distributable, with respect to any Award upon the death of the Participating Key Employee or the Non-Employee Director, as the case may be. Except as otherwise provided by the Committee, each Award, and each right under any Award, shall be exercisable, during the lifetime of the Participating Key Employee or the Non-Employee Director, only by such individual or, if permissible under applicable law, by such individual's guardian or legal representative. Except as otherwise provided by the Committee, no Award (other than Released Securities), and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

          (vi) Term of Awards. Except as otherwise provided in the Plan, the term of each Award shall be for such period as may be determined by the Committee but the expiration date of an Award shall be not later than ten years after the date such Award is granted.

          (vii) Share Certificates; Representation. In addition to the restrictions imposed pursuant to Section 6(d) and Section 6(e) hereof, all certificates for Shares delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Commission, any stock exchange or other market upon which such Shares are then listed or traded, and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. The Committee may require each Participating Key Employee, Non-Employee Director or other Person who acquires Shares under the Plan by means of an Award originally made to a Participating Key Employee or a Non-Employee Director to represent to the Company in writing that such Participating Key Employee, Non-Employee Director or other Person is acquiring the Shares without a view to the distribution thereof.

Section 7. Amendment and Termination of the Plan; Correction of Defects and Omissions

     (a) Amendments to and Termination of the Plan. The Board of Directors of the Company may at any time amend, alter, suspend, discontinue, or terminate the Plan; provided, however, that shareholder approval of any amendment of the Plan shall also be obtained: (i) if such amendment
(A) increases the number of Shares with respect to which Awards may be granted under the Plan (other than increases related to adjustments made as provided in Section 4(b) hereof), (B) expands the class of persons eligible to participate under the Plan, or (C) otherwise increases in any material respect the benefits payable under the Plan; or (ii) if otherwise required by (A) the Code or any rules promulgated thereunder (in order to allow for Incentive Stock Options to be granted under the Plan), or (B) the quotation or listing requirements of the Nasdaq Stock Market or any principal securities exchange or market on which the Shares are then traded (in order to maintain the quotation or listing of the Shares thereon). Termination, amendment or modification of the Plan shall not affect the rights of Participating Key Employees or Non-Employee Directors with respect to Awards previously granted to them, and all unexpired Awards shall continue in force and effect after termination of the Plan except as they may lapse or be terminated by their own terms and conditions.

     (b) Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in any Award or Award Agreement in the manner and to the extent it shall deem desirable to carry the Plan into effect.

Section 8.     General Provisions

     (a) No Rights to Awards. No Key Employee, Participating Key Employee or other Person (other than a Non-Employee Director to the extent provided in Section 6(b) of the Plan) shall have any claim to be granted an Award under the Plan, and there is no obligation for uniformity of treatment of Key Employees, Participating Key Employees, or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each Participating Key Employee.

     (b) Withholding. No later than the date as to which an amount first becomes includible in the gross income of a Participating Key Employee for federal income tax purposes with respect to any Award under the Plan, the Participating Key Employee shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations arising with respect to Awards to Participating Key Employees under the Plan may be settled with Shares other than Restricted Securities, including Shares that are part of, or are received upon exercise of, the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and any Affiliate shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participating Key Employee. The Committee may establish such procedures as it deems appropriate for the settling of withholding obligations with Shares.

     (c) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

     (d) Rights and Status of Recipients of Awards. The grant of an Award shall not be construed as giving a Participating Key Employee the right to be retained in the employ of the Company or any Affiliate. Further, the Company or any Affiliate may at any time dismiss a Participating Key Employee from employment, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement. The grant of an Award to a Non-Employee Director pursuant to Section 6(b) of the Plan shall confer no right on such Non-Employee Director to continue as a director of the Company. Except for rights accorded under the Plan and under any applicable Award Agreement, Participating Key Employees and Non-Employee Directors shall have no rights as holders of Shares as a result of the granting of Awards hereunder.

     (e) Unfunded Status of the Plan. Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any Participating Key Employee, any Non-Employee Director or other Person. To the extent any Person holds any right by virtue of a grant under the Plan, such right (unless otherwise determined by the Committee) shall be no greater than the right of an unsecured general creditor of the Company.

     (f) Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Wisconsin and applicable federal law.

     (g) Severability. If any provision of the Plan or any Award Agreement or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan, any Award Agreement or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, any Award Agreement or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award, and the remainder of the Plan, any such Award Agreement and any such Award shall remain in full force and effect.

     (h) No Fractional Shares. No fractional Shares or other securities shall be issued or delivered pursuant to the Plan, any Award Agreement or any Award, and the Committee shall determine (except as otherwise provided in the Plan) whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights thereto shall be canceled, terminated, or otherwise eliminated.

     (i) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 9.     Effective Date of the Plan

     The Plan shall be effective on the date of adoption of the Plan by the Board of Directors of the Company provided that the Plan is approved by the shareholders of the Company within twelve months following the date of adoption of the Plan by the Board of Directors. All Awards granted prior to shareholder approval of the Plan shall be subject to such approval and shall not be exercisable until after such approval.

                               Gehl Company


         This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints William D. Gehl and Michael J. Mulcahy, or either of them (with full power of substitution in each of them), as Proxies and hereby authorizes them to represent and to vote as designated below all of the shares of Common Stock of Gehl Company held of record by the undersigned on February 18, 2000 at the annual meeting of shareholders to be held on April 20, 2000, or any adjournment or postponement thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" the election of the Board's nominees and "FOR" approval of the Gehl Company 2000 Equity Incentive Plan.

DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED

                  GEHL COMPANY 2000 ANNUAL MEETING

1.  ELECTION OF DIRECTORS
    (terms expiring at the 2003 Annual Meeting)
    1-John T. Byrnes    2-Richard J. Fotach
    3-Hermann Viets

    ____ FOR all nominees                 ____ WITHHOLD AUTHORITY
         listed to the left                    to vote for all nominees
         (except as specified below).          listed to the left.

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.) __________

2.  Approval of the Gehl Company 2000 Equity Incentive Plan

    ____ FOR    ____ AGAINST    ____ ABSTAIN

3. IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

          Date _____________   No. of shares ____________

Check appropriate box
Indicate changes below:
Address Change? ____    Name Change?  ____

_____________________________________________________________

_____________________________________________________________
Signature(s) in Box

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.